UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 30, 2016

Champion Industries, Inc.
(Exact Name of Registrant as Specified in Its Charter)

West Virginia
(State or Other Jurisdiction of Incorporation)

000-21084	55-0717455
             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue P. O. Box 2968 Huntington, West Virginia	25728
(Address of Principal Executive Offices)	(Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.
At a special meeting of shareholders of Champion Industries, Inc. (the “Company”) held June 30, 2016, the following matters were voted upon:

A) Approve proposed amendments to Article 7 of the Company’s Articles of Incorporation (which relates to the Company’s capital stock) and to effectuate a 1 for 200 reverse stock split of all the common shares of the Company.

Votes "For"	Votes “Against”	Abstentions	Broker Non-Votes
9,531,141	1,073,373	18,610	-0-

B) Approving proposed amendments to Article 7 of the Company’s Articles of Incorporation (which relates to the Company’s capital stock) to authorize and create a new class of capital stock, specifically 2,500 shares of Preferred Series A stock having a par value of $1,000 per share, and approve issuance of such shares in exchange for the conversion, into such shares, of certain existing debt owed by the Company to a shareholder.

Votes "For"	Votes “Against”	Abstentions	Broker Non-Votes
9,875,046	727,633	20,445	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC.
(Registrant)

/s/ Justin T. Evans
Date: July 5, 2016	Justin T. Evans, Senior Vice President and Chief Financial Officer